Exhibit 4.12

PREPARED BY AND UPON RECORDATION RETURN TO:

Kilpatrick Stockton LLP

Hearst Tower, Suite 2500

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: John Nicholas Suhr, Jr., Esq.

Loan No.: 50-2827820	Jacksonville, Florida
Residence Inn II [Pool 2]

MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP,

as Mortgagor

to

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Mortgagee

MORTGAGE AND SECURITY AGREEMENT

Date: November 10, 2004

COUNTY: DUVAL

STATE: FLORIDA

i

ARTICLE III. REMEDIES		63

3.1	Remedies Available	63
3.2	Application of Proceeds	65
3.3	Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney	66
3.4	Occupancy After Foreclosure	67
3.5	Notice to Account Debtors	67
3.6	Cumulative Remedies	67
3.7	Payment of Expenses	68

ARTICLE IV. MISCELLANEOUS TERMS AND CONDITIONS		68

4.1	Time of Essence	68
4.2	Release of Mortgage	68
4.3	Certain Rights of Mortgagee	68
4.4	Waiver of Certain Defenses	68
4.5	Notices	68
4.6	Successors and Assigns; Joint and Several Liability	69
4.7	Severability	69
4.8	Gender	69
4.9	Waiver; Discontinuance of Proceedings	69
4.10	Section Headings	70
4.11	GOVERNING LAW	70
4.12	Counting of Days	70
4.13	Relationship of the Parties	70
4.14	Application of the Proceeds of the Note	70
4.15	Unsecured Portion of Indebtedness	70
4.16	Cross-Default; Cross-Collateralization	71
4.17	Interest After Sale	71
4.18	Inconsistency with Other Loan Documents	71
4.19	Construction of this Document	71
4.20	No Merger	71
4.21	Rights With Respect to Junior Encumbrances	72
4.22	Mortgagee May File Proofs of Claim	72
4.23	Fixture Filing	72
4.24	After-Acquired Mortgaged Property	72
4.25	No Representation	72
4.26	Counterparts	73
4.27	Personal Liability	73
4.28	Recording and Filing	73
4.29	Entire Agreement and Modifications	73
4.30	Maximum Interest	73
4.31	Interest Payable by Mortgagee	74
4.32	Secondary Market	74
4.33	Dissemination of Information	74
4.34	Contemporaneous Notes, Contemporaneous Security Instruments and Contemporaneous Assignments of Leases and Rents	75
4.35	REMIC Opinions	75
4.36	Splitting the Loan; Severance of Loans	75

ii

MORTGAGE AND SECURITY AGREEMENT

THIS SECURITY INSTRUMENT CONSTITUTES A FLORIDA MULTI-STATE MORTGAGE UNDER RULE 12-B-4.053 (31)(B), FAC. SEE SECTION 4.34 OF THIS MORTGAGE FOR INFORMATION ON OTHER SECURITY AND RELATED MATTERS.

THE DOCUMENTS EVIDENCING THE INDEBTEDNESS SECURED BY THIS MORTGAGE ARE MADE, EXECUTED, DELIVERED AND HELD OUTSIDE OF THE STATE OF FLORIDA, AND SUCH INDEBTEDNESS IS SECURED BY PROPERTY LOCATED IN FLORIDA AND PROPERTY LOCATED OUTSIDE OF FLORIDA. ACCORDINGLY, DOCUMENTARY EXCISE TAXES AND INTANGIBLE PERSONAL PROPERTY TAXES ARE PAYABLE ON A PORTION OF THE INDEBTEDNESS. THIS SECURITY INSTRUMENT CONSTITUTES A FLORIDA MULTI-STATE MORTGAGE UNDER RULE 12-B-4.053 (31)(B), FAC, AND AS SUCH DOCUMENTARY STAMP TAXES HAVE BEEN COMPUTED ON THE BASIS OF THAT RULE.

THE TOTAL VALUE OF ALL PLEDGED PROPERTY IS $97,020,000, AND THE VALUE OF THIS FLORIDA PROPERTY IS $6,500,000. THE RATIO OF THIS FLORIDA PROPERTY TO ALL PROPERTY IS 6.7%. THE TOTAL INDEBTEDNESS IS $69,139,000.00. PURSUANT TO THAT RULE, DOCUMENTARY STAMPS ARE BASED ON THE RATIO OF THE FLORIDA PROPERTY TO ALL PROPERTY MULTIPLIED TIMES THE LOAN AMOUNT. THE TAX IS THEREFORE BASED UPON $4,632,313.00, AND THE TAX IS $16,213.40.

THE INTANGIBLE TAX IS BASED ON THE SAME RELATIVE PERCENTAGE AND AMOUNT. SEE RULE 12-C-2.004(2)(B). THE INTANGIBLE TAX IS $9,264.63.

THIS MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is made as of November 10, 2004 by MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership, as Mortgagor (“Mortgagor”), whose address is 814 E. Main Street, Richmond, Virginia 23219, to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Mortgagee (“Mortgagee”), whose address is 301 South Tryon Street, PMB 35-123, Charlotte, North Carolina 28282.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, WARRANTS, GRANT, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, WITH POWER OF SALE, TO MORTGAGEE, all of Mortgagor’s estate, right, title and interest (if any) in, to and under any and all of the following described property, whether now owned or hereafter acquired by Mortgagor (exclusive of any of the following owned or leased by tenants leasing all or part of the Improvements (as hereinafter defined), including, without limitation, the tenant under the

Percentage Lease (as hereinafter defined)) (Mortgagor’s estate, right, title and interest in all such property being referred to, collectively, as the “Mortgaged Property”):

(A) All that certain real property situated in the County of Duval, State of Florida, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Premises”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

(B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the “Improvements”, the Premises and the Improvements being referred to as the “Real Property”);

(C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor and as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein (including, without limitation beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, facsimile machines, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and all building materials and equipment hereafter situated on or about the Premises or Improvements, and, to the extent assignable, all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor;

(D) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

(E) To the extent assignable, all water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, together (i) with all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Premises and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Premises and/or Improvements, including, without limitation, all reservations of or commitments covering any such use in the future whether now existing or hereafter created or acquired;

(F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

(G) All funds now or hereafter on deposit in the Impound Account, the Replacement Reserve and the Repair and Remediation Reserve (each as hereinafter defined);

(H) (i) All leases, licenses (but excluding any alcoholic inventory or beverages), concessions and occupancy agreements of all or any part of the Premises or the Improvements and any and all guarantees, extensions, renewals, replacements and modifications thereof (collectively, the “Leases”), including, without limitation, that certain Hotel Lease Agreement dated November 10, 2004, between Mortgagor, as successor lessor, and AHM RES II Limited Partnership, as lessee, with any guaranty of the performance and payment thereunder (the “Percentage Lease”), and (ii) all rents, royalties, issues, profits, revenue, income, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, and other benefits (collectively, the “Rents” or “Rents and Profits”) of the Premises, the Improvements or the fixtures or equipment, now or hereafter arising from the use or enjoyment of all or any portion thereof or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores and offices), and (iii) all concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sale or from any lease, license, tenancy, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and any other items of revenue, receipts or other income as identified in the Uniform System of Accounts for the Lodging Industry, 9th Edition as published by the Educational Institute of the American Hotel and Motel Association (1996) and (iv) all cash or securities (the “Security Deposits”) deposited in any security deposit account (the “Security Deposit Account”) to secure performance by the tenants, lessees or licensees, as applicable, of their obligations under any such leases, licenses, concessions or occupancy agreements, whether said cash or securities are to be held until the expiration of the terms of said leases, licenses, concessions or occupancy agreements or applied (exclusive of any of the foregoing owed to tenants or any third parties) to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.11 of this Mortgage;

(I) To the extent assignable: (i) all contracts and agreements now or hereafter entered into by Mortgagor or binding upon Mortgagor relating to the management, maintenance or operation of any part of the Premises or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and (ii) any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals);

(J) To the extent assignable, all present and future real estate tax refunds and monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

(K) To the extent assignable, all present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper relating to the ownership, operation or maintenance of the Real Property (exclusive of any of the foregoing owed to tenants or any other third parties) (collectively, the “General Intangibles”);

(L) To the extent assignable, all water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

(M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and, to the extent assignable, all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

(N) To the extent assignable, all right, title and interest of Mortgagor in any insurance policies or binders now or hereafter relating to the Mortgaged Property, including any unearned premiums thereon;

(O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

(P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

FOR THE PURPOSE OF SECURING:

(1) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the “Note”) of even date with this Mortgage, made by Mortgagor payable to the order of Mortgagee in the principal face amount of Four Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($4,875,000.00), together with interest as therein provided;

(2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) and described on Exhibit B attached hereto, the Contemporaneous Notes (as hereinafter defined) (but excluding the Environmental Indemnity Agreement (as hereinafter defined) and that certain Indemnity and Guaranty Agreement given by Apple Hospitality Two, Inc., in favor of Mortgagee, dated of even date herewith), the Contemporaneous Security Instruments (as hereinafter defined), the Contemporaneous Assignments (as hereinafter defined), (together with any and all renewals, amendments, extensions, modifications and restatements thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums herein or therein covenanted to be paid;

(3) Any and all additional advances made by Mortgagee to protect or preserve the Mortgaged Property or the lien or security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents; and

(4) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee under the Loan Documents, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the “Debt”).

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Real Property (and such other portion of the Mortgaged Property as may constitute real property under applicable law), subject to the Permitted Encumbrances (as hereinafter defined), to Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Mortgaged Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall promptly execute a Request for Release of Mortgage of record and the lien hereof by proper instrument.

ARTICLE I.

COVENANTS OF MORTGAGOR

For the purpose of further securing the Debt and for the protection of the security of this Mortgage, for so long as the Debt or any part thereof remains unpaid, Mortgagor covenants and agrees as follows:

1.1 Warranties of Mortgagor. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

(a) Mortgagor has good, marketable and indefeasible fee simple title to the Real Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Mortgage delivered as of the date hereof (the “Title Insurance Policy”), excepting therefrom all preprinted and/or standard exceptions (such items being the “Permitted Encumbrances”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Mortgaged Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Real Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to or ownership of the Mortgaged Property pursuant to any foreclosure;

(b) No bankruptcy or insolvency proceedings are pending or contemplated by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under the Indemnity and Guaranty Agreement and the Environmental Indemnity Agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (the

“Indemnitor”). No petition in bankruptcy has been filed against Mortgagor or any general partner, manager, sole member, managing member or majority shareholder of Mortgagor, as applicable (collectively, the “Mortgagor Parties”, each a “Mortgagor Party”), and neither Mortgagor Party or any principal of a Mortgagor Party has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors;

(c) All written certificates, written affidavits and written statements made by Mortgagor to Mortgagee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not materially misleading;

(d) The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and do not in any material respect contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the partnership agreement, articles of incorporation, operating agreement or other organizational documents of Mortgagor or any material contract or agreement to which Mortgagor is a party or by which Mortgagor or any of its property may be bound and do not violate or contravene in any material respect any law, order, decree, rule or regulation to which Mortgagor is subject;

(e) Mortgagor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Note or the other Loan Documents which has not been so obtained or filed;

(f) Mortgagor has obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Mortgagor in connection with the execution and delivery of, and the performance by Mortgagor of its obligations under, the Loan Documents;

(g) Mortgagor is not an “investment company”, or a company “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;

(h) No part of the proceeds of the indebtedness secured hereby will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation T, U or X or any other regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents;

(i) Mortgagor and, if Mortgagor is a partnership, any general partner of Mortgagor, has filed all federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mortgagor and its general partner, if any as of the date hereof. Mortgagor and its general partners, if any, believe that their respective tax returns properly reflect the income and taxes of Mortgagor and said general partners, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit;

(j) Mortgagor (i) has no knowledge of any material liability that has been incurred or is expected to be incurred by Mortgagor that is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan”, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) or any other benefit plan (other than a multi-employer plan) maintained, contributed to, or required to be contributed to by Mortgagor or by any entity that is under the common control with Mortgagor within the meaning of ERISA Section 4001(a)(14) (collectively, a “Plan”) or any plan that would be a Plan but for the fact that it is a multi-employer plan within the meaning of ERISA Section 3(37) and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan, if any, has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Code and any other applicable Federal or state law and no action shall be taken or fail to be taken that would result in the disqualification or loss of the tax-exempt status of any such Plan, if any, intended to be qualified or tax-exempt. The assets of Mortgagor do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101;

(k) The Premises and the Improvements and the current intended use thereof by Mortgagor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Mortgaged Property. No legal proceedings are pending or, to the knowledge of Mortgagor, threatened with respect to the zoning of the Premises. To Mortgagor’s knowledge, the Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. To the best of Mortgagor’s knowledge, information and belief, the Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

(l) All utility services necessary and sufficient for the use, occupancy and operation of the Premises and the Improvements for their current intended purposes are available to the Real Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Mortgagee. The Mortgaged Property is free from delinquent water charges, sewer rents, taxes and assessments.

(m) All streets, roads, highways and bridges necessary for access for the current use, occupancy and operation of the Premises and the Improvements have been completed, to the best of Mortgagor’s knowledge, information and belief, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Mortgagor;

(n) All curb cuts, driveways and traffic signals (if any) shown on the survey delivered to Mortgagee prior to the execution and delivery of this Mortgage (the “Survey”) are existing and, to the best of Mortgagor’s knowledge, information and belief, have been fully approved by the appropriate governmental authority;

(o) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or the Mortgaged Property which, if adversely determined, would have a material adverse effect on (a) the Mortgaged Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of Mortgagor, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document, or (d) the ability of Mortgagor to perform any obligations under any Loan Document (collectively, a “Material Adverse Effect”);

(p) The Mortgaged Property is free from delinquent water charges, sewer rents, taxes and assessments;

(q) As of the date of this Mortgage, the Real Property is free from unrepaired material damage caused by fire, flood, accident or other casualty;

(r) As of the date of this Mortgage, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Mortgagor’s knowledge and belief, threatened;

(s) Mortgagor possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted;

(t) Except as may otherwise be disclosed in that certain engineering report entitled Property Condition Assessment, prepared by Jones Hill McFarland & Ellis, dated September 28, 2004 (the “Engineering Report”), (i) the Improvements are in good repair and (ii) all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

(u) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof;

(v) Each Contract constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor’s knowledge and belief, is enforceable against any other party thereto. No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a Material Adverse Effect;

(w) Mortgagor and the Mortgaged Property are free from any past due obligations for sales and payroll taxes;

(x) There are no security agreements or financing statements affecting all or any portion of the Mortgaged Property of Mortgagor other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and (ii) the Loan Documents;

(y) Mortgagor has delivered to Mortgagee a true, correct and complete copy of the Percentage Lease;

(z) The Percentage Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor’s knowledge and belief, is enforceable against the tenant thereof. No default exists, or with the passing of time or the giving of notice or both would exist, under the Percentage Lease which would, in the aggregate, have a Material Adverse Effect;

(aa) The rents under the Percentage Lease have not been waived, released, or otherwise discharged or compromised;

(bb) All work to be performed by Mortgagor under the Percentage Lease has been substantially performed, all contributions to be made by Mortgagor to the tenant thereunder have been made and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied;

(cc) To the best of Mortgagor’s knowledge and belief, the tenant under the Percentage Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors;

(dd) Except as contained in the Management Agreement, there are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Mortgaged Property or Mortgagor’s interest therein or ownership thereof;w

(ee) Mortgagor is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations; and

(ff) As of the date hereof, the sole shareholder of the general partner or managing member of Mortgagor is Apple Hospitality Two, Inc., a Virginia corporation (the “REIT”). The REIT’s interest in Mortgagor is owned by the REIT free and clear of all mortgages, assignments, pledges and security interests and free and clear of all warrants, options and rights to purchase, except as otherwise consented to in writing by Mortgagee, which such consent may be granted or withheld in Mortgagee’s sole discretion.

1.2 Defense of Title. If, while this Mortgage is in force, the title to the Real Property or the interest of Mortgagee in the Mortgaged Property shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner except for the Permitted Encumbrances, Mortgagor, at Mortgagor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.3 Performance of Obligations. Mortgagor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly perform and comply in all material respects with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Real Property or Mortgagor’s interest in the Mortgaged Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

1.4 Insurance. Mortgagor shall, at Mortgagor’s expense, maintain in force and effect on the Mortgaged Property at all times while this Mortgage continues in effect the following insurance:

(a) Insurance against loss or damage to the Mortgaged Property by fire, lightning, windstorm, tornado, hail, terrorism, riot and civil commotion, vandalism, malicious mischief, burglary and theft and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” or “special causes of loss” type of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee’s election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. “Full replacement cost,” as used herein and elsewhere in this Section 1.4, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Mortgagor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the

Mortgaged Property and owned by Mortgagor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee’s approval. The maximum deductible shall be $10,000.00.

(b) If the “all-risk” or “special causes of loss” policy required in subsection (a) above excludes coverage for wind damage, Mortgagor shall maintain separate coverage for such risk. Furthermore, if the Mortgaged Property is located in the State of Florida, or within twenty five (25) miles of the ocean coast of the states of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina, Hawaii or South Carolina, windstorm insurance must be maintained in an amount equal to the lesser of (i) the full replacement cost of the Mortgaged Property or (ii) the maximum limit of coverage available with respect to the Improvements and Equipment. If available, a minimum of twelve (12) months general business income coverage specifically relating to wind damage shall be required. The maximum deductible shall be $10,000.00.

(c) Ordinance and law insurance is required if the Mortgaged Property is “non-conforming” with respect to any zoning requirements. Mortgagor shall maintain “Coverage A” against loss on value to the undamaged portion of the Improvements for the full replacement cost of the Improvements. Mortgagor shall also maintain “Coverage B” against the cost of demolition in an amount equal to ten percent (10%) of the total value of the Improvements and “Coverage C” against increased cost of reconstruction in an amount equal to twenty percent (20%) of the total value of the Improvements. The maximum deductible shall be $10,000.00.

(d) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $25,000,000. Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances. The maximum deductible shall be $10,000.00.

(e) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, “Systems Breakdowns” coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s). If available, a minimum of twelve (12) months general business income coverage specifically relating to boiler and machinery damage shall be required. The maximum deductible shall be $10,000.00. Co-insurance is prohibited.

(f) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. If available, a minimum of twelve (12) months general business income coverage specifically relating to flood damage shall be required. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

(g) If the Mortgaged Property is situated in an area designated by FEMA as a high probability earthquake area (Zone 2b or greater), Mortgagee may require a Probable Maximum Loss (“PML”) study to be conducted at the Mortgaged Property. If the PML study reveals a PML equal to or exceeding twenty percent (20%), Mortgagor shall be required to maintain earthquake insurance in an amount as determined by Mortgagee based on the PML study. If available, a minimum of twelve (12) months Business Income coverage specifically relating to earthquake damage shall be required. The maximum deductible shall be no more than five percent (5%) of the value at risk or the lowest deductible available in the State in which the Mortgaged Property is located.

(h) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Mortgagee’s request, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Mortgagee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Mortgagee, shall be required. The maximum deductible shall be $10,000.00.

(i) When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the worker’s compensation laws of the state in which the Mortgaged Property is located. Additionally, if Mortgagor has direct employees, Hired and Non-Owned Auto Insurance is required in an amount equal to $1,000,000 per occurrence. The maximum deductible shall be $10,000.00.

(j) In addition to the specific risk coverages required herein, general business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for all Rents and Profits or income during a period of not less than twelve (12) months. The “actual loss” amount of coverage shall be adjusted annually to reflect the greater of (i) estimated Rents and Profits under the Percentage Lease (or otherwise) or income payable during the succeeding twelve (12) month period or (ii) the projected operating expenses, capital expenses and debt service for the Mortgaged Property as approved by Mortgagee in its sole discretion. Additionally, Mortgagee, in its sole discretion, may require an “Extended Period of Indemnity” endorsement for an additional six (6) months to allow for re-leasing of the Mortgaged Property. The maximum deductible shall be $10,000.00.

(k) Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least A from Standard & Poors, or equivalent, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be prepaid for at least six (6) months (provided that Mortgagee may require up to twelve (12) months be prepaid in the event Mortgagor is required to make payments to the Impound Account pursuant to Section 1.6(c) hereof), and (iv) be subject to the approval of Mortgagee as to insurance companies (provided such approval as to a particular company shall not be withheld if the foregoing minimum rating requirement is satisfied), amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (v) include a standard, non-contributory, mortgagee clause naming EXACTLY:

Wachovia Bank, National Association,

its Successors and Assigns ATIMA

c/o Wachovia Bank, National Association, as Servicer

P.O. Box 563956

Charlotte, North Carolina 28256-3956

(A) as an additional insured under all liability insurance policies, (B) as the first mortgagee on all property insurance policies and (C) as the loss payee on all loss of rents or loss of business income insurance policies.

Mortgagor shall, as of the date hereof, deliver to Mortgagee evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Mortgagor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason other than nonpayment of premium and at least ten (10) days’ prior written notice to Mortgagee prior to any cancellation due to nonpayment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Mortgagee; and (iv) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Mortgaged Property or by any other action not relating to the Mortgaged Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Mortgaged Property to be insured by a separate, single- property policy. The blanket policy must properly identify and fully protect the Mortgaged Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee’s applicable insurance requirements set forth in this Section 1.4. To the extent permitted by applicable law, in the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Mortgaged Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld provided that (i) Mortgagee is a named insured on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

1.5 Payment of Taxes. Mortgagor shall pay or cause to be paid, except to the extent Mortgagee is to pay the same pursuant to Section 1.6(a) of this Mortgage, all taxes and assessments which are or may become a lien on the Mortgaged Property or which are assessed against or imposed upon the Mortgaged Property. If paid by Mortgagor, Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its reasonable subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account (as hereinafter defined) an amount determined by Mortgagee to be reasonably adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

1.6 Tax and Insurance Impound Account. (a) Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the “Impound Account”) with Mortgagee for payment of real estate taxes and assessments and insurance on the Mortgaged Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Mortgaged Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Mortgagor or Mortgagee is required by law to pay same and the next due annual insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default”), all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor.

(b) Notwithstanding anything herein or in any other Loan Document to the contrary, at any time prior to the Maturity Date (as defined in the Note), unless and until an Event of Default shall have occurred and be continuing, Mortgagor shall not be required to make deposits to the Impound Account as required by Section 1.6(a) of this Mortgage with respect to real estate taxes and assessments and insurance premiums (the “Tax and Insurance Obligations”) provided that Mortgagor timely delivers satisfactory evidence of payment for real estate taxes and assessments and for payment and renewal of the insurance policy or policies as required hereunder.

(c) If an Event of Default shall have occurred and be continuing, including, without limitation, with respect to Mortgagor’s obligations under Section 1.4, Section 1.5 and Section 1.6(a) (as modified by Section 1.6(b)) hereof, upon Mortgagee’s request, Mortgagor shall promptly commence making full payments to the Impound Account pursuant to Section 1.6(a) above.

(d) Notwithstanding anything to the contrary herein, Mortgagee shall not require Mortgagor to commence making payments to the Impound Account if a default occurs with regard to the payment and performance of the Tax and Insurance Obligations so long as such default shall not have resulted in the imposition of any late charges, nonpayment interest or other fees as to the real estate taxes and assessments or shall not have resulted in the expiration, termination or lapse of insurance as required under Section 1.4 hereof and so long as Mortgagor shall have cured such default by the earlier of (1) seven (7) days after written notice thereof from Mortgagee to Mortgagor or (2) prior to the date on which nonpayment of real estate taxes and assessments would result in the imposition of any late charges, nonpayment interest or other fees or prior to the date on which nonpayment of premiums would result in the lapse, expiration or termination of insurance as required by Section 1.4 hereof.

1.7 Intentionally Deleted.

1.8 Replacement Reserve.

(a) The Mortgaged Property is currently managed by Residence Inn by Marriott, Inc. (“Marriott”), pursuant to that certain Amended and Restated Management Agreement dated as of August 28, 2002, as amended by that First Amendment to Amended and Restated Management Agreement dated November 10, 2004, between AHM RES II Limited Partnership and Marriott (together, the “Marriott Management Agreement”). If the Marriott Management Agreement is terminated, then, as additional security for the Debt, Mortgagor shall establish and maintain a repair and replacement reserve (the “Replacement Reserve”) with Mortgagee for payment of costs and expenses incurred by Mortgagor in connection with the repair, replacement and maintenance of the furniture, fixtures and equipment at the Mortgaged Property and the performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, carpets, appliances, fixtures, furnishings, elevators and mechanical and HVAC equipment and such other work as Mortgagor deems necessary or appropriate (collectively, the “Repairs”). Upon the termination of the Marriott Management Agreement, all funds held by Marriott thereunder in the Repairs and Equipment Reserve (as defined in the Marriott Management Agreement) and attributable to the Mortgaged Property shall be immediately assigned to Mortgagee and deposited into the Replacement Reserve. The Replacement Reserve shall be maintained for so long as this Mortgage continues in effect after the termination of the Marriott Management Agreement; provided, however, no monthly deposits will be required to the Replacement Reserve if and for so long as the Mortgaged Property is managed pursuant to a Management Agreement (as hereinafter defined) subsequently entered into in accordance with the provisions of Section 1.30 hereof. If deposits to the Replacement Reserve are required hereunder, deposits shall be made on each monthly Payment Date under the Note, concurrently with and in addition to the monthly payments due under the Note. Deposits to the Replacement Reserve, when required, shall be in an amount equal to five percent (5.0%) of the gross revenues of the Mortgaged Property based upon the most recent annual balance sheets and statement of operations for the Mortgaged Property. Notwithstanding the foregoing, if a Management Agreement reserves funds for Repairs in an amount less than five percent (5%) of the gross revenues of the Mortgaged Property as calculated above, then a Replacement Reserve deposit shall be required in an amount equal to the difference between such Management Agreement reserve percentage and five percent (5%) of the gross revenues of the Property as calculated above. So long as no Default or Event of Default has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in performing such Repairs within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor that the applicable item of Repair has been completed; (b) the delivery to Mortgagee of invoices, receipts, cancelled checks or other evidence reasonably satisfactory to Mortgagee, verifying the cost of performing the Repairs; (c) for disbursement requests with individual items in excess of $50,000.00, the delivery to Mortgagee of affidavits, lien waivers, cancelled checks or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for labor and materials furnished to the Mortgaged Property; (d) for disbursement requests in excess of $50,000.00, delivery to Mortgagee of a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (e) for disbursement requests costing in excess of $50,000.00, delivery to Mortgagee of a new certificate of occupancy or local equivalent for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Mortgagor that no new certificate of occupancy is required. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any ninety (90) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor’s expense, make or cause to be made during the term of this Mortgage an annual inspection of the Mortgaged Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Repairs of the Mortgaged Property. In the event that such inspection reveals that further Repairs of the Mortgaged Property are required, Mortgagee shall provide Mortgagor with a written description of the required Repairs and Mortgagor shall respond within thirty (30) days of such request, and, thereafter, Mortgagor shall make such Repairs as may be mutually agreed upon by Mortgagor and Mortgagee and within such time period as may be mutually agreed upon. Funds contained in the Replacement Reserve shall be placed in an interest-bearing account upon receipt and interest thereon credited to Mortgagor as provided in Section 4.31 hereof.

(b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note and the other Loan Documents,

Mortgagor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Mortgagee, and hereby grants to Mortgagee a security interest in Mortgagor’s right, title and interest in, (i) the Impound Account, the Replacement Reserve, the Repair and Remediation Reserve and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Mortgagor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Mortgagee’s name or the name of any entity servicing the Note for Mortgagee and hereby acknowledges and agrees that Mortgagee, or at Mortgagee’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves, unless finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Mortgagee. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor’s direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon a Default or an Event of Default. If an Event of Default shall occur hereunder or under any other of the Loan Documents and shall be continuing, Mortgagee may, without notice or demand on Mortgagor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. The Reserves are solely for the protection of Mortgagee and entail no responsibility on Mortgagee’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Mortgagee and assumption by assignee of Mortgagee’s obligations hereunder, any funds in the Reserves shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the funds in the applicable

Reserve shall exceed the amount of payments actually applied by Mortgagee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Mortgagor shall, within thirty (30) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the Default Interest Rate from the date so deposited by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Mortgage that shall have occurred and be continuing, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Mortgagee shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of any or all of the Reserves then in Mortgagee’s possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

1.9 Casualty and Condemnation. Mortgagor shall give Mortgagee prompt written notice of (i) the occurrence of any casualty affecting the Mortgaged Property or any portion thereof, (ii) or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof or (iii) any written notification threatening the institution of any proceedings for eminent domain or for the condemnation of the Mortgaged Property or any portion thereof or any written request to execute a deed in lieu of condemnation affecting the Mortgaged Property. Subject to the following sentence, all insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property, shall be paid to Mortgagee. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or in Mortgagor’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that, so long as no Event of Default shall have occurred and be continuing, Mortgagee shall not have the right to participate in the adjustment of any loss or the receipt of any sums hereunder which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $200,000, and Mortgagor may receive such funds from any loss not in excess of the foregoing directly to be used for repair or restoration of the Mortgaged Property in accordance with the terms hereof. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a) In the event that less than forty percent (40%) of the Improvements located on the Premises have been taken or destroyed, then if and so long as:

(1) no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, and

(2) the Mortgaged Property can, in Mortgagee’s reasonable judgment, with diligent restoration or repair, be returned in all material respects to a condition substantially the same as the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) nine (9) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee but in any event prior to the expiration or lapse of rent loss or general business income necessary to satisfy current obligations of the Loan, and (ii) six (6) months prior to the stated maturity date of the Note, and

(3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Mortgaged Property as described in Section (a)(2) above, and

(4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor or otherwise, the full amount of which shall, at Mortgagee’s option, have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Mortgaged Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, and

(6) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $200,000, Mortgagor shall have delivered to Mortgagee, at Mortgagor’s sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Mortgagee appraising the value of the Mortgaged Property as proposed to be restored or repaired to be not less than the appraised value of the Mortgaged Property considered by Mortgagee in its determination to make the loan secured hereby, and

(7) Mortgagor so elects by written notice delivered to Mortgagee within fifteen (15) days after settlement of the aforesaid insurance or condemnation claim, then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the reasonable prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee in its discretion, with any remainder being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

(b) In all other cases, namely, in the event that forty percent (40%) or more of the Improvements located on the Premises have been taken or destroyed or Mortgagor does not elect to restore or repair the Mortgaged Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Mortgagee shall elect, in Mortgagee’s absolute discretion and without regard to the adequacy of Mortgagee’s security, to do either of the following: (1) apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion (and, if required under applicable law so to do, to accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable), with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Mortgaged Property pursuant to the provisions of Section 1.9(a)(7) above, require Mortgagor to restore or repair the Mortgaged Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee’s costs and expenses to be incurred in connection therewith, the reasonable prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion. Notwithstanding Section 1.9(b)(1) hereof, Mortgagee shall not accelerate the maturity date of the Note pursuant to Section 1.9(b)(1) if the Mortgaged Property is released from the lien of this Mortgage in connection with a Defeasance (as defined in the Note) in accordance with Section 1.5(d) of the Note.

Any reduction in the Debt resulting from Mortgagee’s application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Mortgagor elects or Mortgagee directs Mortgagor to restore or repair the Mortgaged Property after the occurrence of a casualty or partial taking of the Mortgaged Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as practicable to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

1.10 Construction Liens. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Mortgaged Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee’s reasonable request, if an Event of Default shall have occurred and is continuing, promptly provide a bond, cash deposit or other security sufficient to pay such claim to Mortgagee to protect Mortgagee’s interest and security should the contest be unsuccessful. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

1.11 Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee Mortgagor’s right, title and interest (if any) in all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Mortgaged Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. However, until the occurrence and continuance of an Event of Default under this Mortgage or under any other of the Loan Documents, Mortgagor shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof, except as otherwise may be expressly permitted or provided in the Percentage Lease. Upon the occurrence and continuance of an Event of Default, Mortgagor’s license shall automatically terminate without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Mortgaged Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits, and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee, and Mortgagor shall, within three (3) business days after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Mortgagee shall constitute any assumption by Mortgagee of any obligations under any agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of the occurrence and continuance of an Event of Default, pay said Rents and Profits to Mortgagee without liability to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor’s obligation to make such payment to Mortgagor. All Rents collected or received by Mortgagee may be applied against all expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Mortgaged Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property. Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (the “Assignment”) in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

1.12 Percentage Lease.

(a) Mortgagor represents that the Percentage Lease is the only Lease affecting the Mortgaged Property and that as of the date hereof the Percentage Lease has at least eight (8) years remaining on its term and is unmodified and in full force and effect, and to Mortgagor’s best knowledge, no event of default has occurred and is continuing under the Percentage Lease. The Percentage Lease is and shall remain subordinate to the Mortgage (either by the terms of the

Percentage Lease or pursuant to a subordination agreement). Either party to the Percentage Lease may terminate the Percentage Lease upon an Event of Default under the Loan Documents. Mortgagor shall cause the lessee under the Percentage Lease to comply with the terms and conditions of the Percentage Lease.

(b) Mortgagor shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under the Percentage Lease or allow the tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents and Profits. Mortgagor, at no cost or expense to Mortgagee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under the Percentage Lease and Mortgagor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Mortgagor shall not, without the prior written consent of Mortgagee, modify the Percentage Lease, terminate or accept the surrender of the Percentage Lease, waive or release any other party from the performance or observance of any obligation or condition under the Percentage Lease except in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Mortgaged Property is located. Mortgagee acknowledges that Mortgagor shall be permitted to terminate or modify the Percentage Lease in connection with the REIT Modernization Act in order for Mortgagor to avail itself of certain beneficial provisions therein and/or as contemplated by Section 3.5 and Section 3.6 of the Percentage Lease. Mortgagor shall not permit the prepayment of any rents under the Percentage Lease for more than one (1) month prior to the due date thereof, except as may be expressly permitted or provided therein.

(c) Upon the occurrence and continuance of an Event of Default under this Mortgage, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of, the Mortgaged Property or any part thereof personally, or by its agent or attorneys. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any act or omission of Mortgagee in managing the Mortgaged Property, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under the Percentage Lease covering the Mortgaged Property (if not terminated by Mortgagee) or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Mortgagor shall, and does hereby, indemnify Mortgagee for, and hold Mortgagee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Mortgagee under the Percentage Lease or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Percentage Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Mortgagee. Should Mortgagee incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of the Percentage Lease, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Mortgaged Property by the tenant thereunder or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this Section.

1.13 Alienation and Further Encumbrances.

(a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating the Mortgaged Property and properties similar to the Mortgaged Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Mortgaged Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except pursuant to the Percentage Lease and except for condemnation), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Mortgaged Property or any direct or indirect interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee’s or any Rating Agency’s sole discretion, then the same shall constitute an Event of Default and Mortgagee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. Without limiting the conditions of Section 1.13(b) below, Mortgagee reserves the right to condition any consent required hereunder related to a proposed transferee of the Mortgaged Property or any part thereof or any direct or indirect interest therein or in Mortgagor upon payment of a transfer fee of not less than one percent (1%) of the principal balance of the Note and all of Mortgagee’s expenses incurred in connection with such transfer, the approval by Mortgagee of the proposed transferee, the proposed transferee’s continued compliance with the representations, warranties and covenants set forth herein, or such other conditions as Mortgagee shall determine in its sole discretion to be in the interest of Mortgagee; provided, however, such one percent (1%) transfer fee shall be waived in connection with a merger of the REIT (i.e., Apple Hospitality Two, Inc., a Virginia corporation) with another entity so long as the surviving entity has an aggregate net worth, as reasonably determined by Mortgagee, not less than the greater of (i) the then-current net worth of the REIT or (ii) the net worth of the REIT as of the date hereof, and Mortgagee shall not unreasonably withhold, condition or delay its approval of any such merger, provided the general conditions of Section 1.13(b)(1), (2), (3) (excluding only the one-half of one percent (0.50%) transfer fee), (4), (5), (7), (8), (10), (11) (as to any successor entity, if not the REIT), (12) and (13) are or remain otherwise satisfied concerning the REIT or any successor by merger to the REIT, and to the extent the same subsections are applicable to the consummation of such transaction taking into account that such transaction is a merger or transfer of indirect interests in Mortgagor and not a Sale of the Mortgaged Property. For the purposes of this Section: (i) in the event either Mortgagor or any of its general partners or members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 50% of the issued and outstanding capital stock of Mortgagor or any of its general partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its general partners or managing members so that immediately after such issuance (in one or a series of transactions) the total capital stock then issued and outstanding is more than 150% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Mortgaged Property; and (ii) in the event Mortgagor or any general partner or managing member of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a change of more than 50% in the ownership interests in any general partner, any joint venturer or any managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition or alienation of more than 50% of, or the hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or managing member in Mortgagor or such general partner or managing member (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Mortgaged Property. Notwithstanding the foregoing, however, (i) limited partnership and/or non-managing member interests in Mortgagor or in any general partner or member of Mortgagor shall be freely transferable without the consent of Mortgagee so long as following such transfer, no more than 49% of the beneficial economic interest in Mortgagor (whether directly or indirectly) has been transferred in the aggregate and the persons responsible for the management and control of the Mortgaged Property and Mortgagor as of the date hereof remain in legal, beneficial and actual control and management of the Mortgaged Property and Mortgagor, (ii) any involuntary transfer caused by the death of Mortgagor or any general partner, shareholder, joint venturer, member or beneficial owner of a trust shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such death and so long as those persons primarily responsible for the management of the Mortgaged Property and Mortgagor remain unchanged as a result of such death or any replacement management is approved by Mortgagee, (iii) shares in the REIT may be offered and sold to investors in an offering of such shares which has been registered with the Securities and Exchange Commission, or is exempt from registration, without regard to the limits referred to above and (iv) gifts for estate planning purposes of any individual’s interests in Mortgagor or in any of Mortgagor’s general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such gift and so long as those persons primarily responsible for the management of the Mortgaged Property and Mortgagor remain unchanged following such gift or any replacement management is approved by Mortgagee, which approval may be conditioned upon, among other things, receipt by Mortgagee of a no-downgrade confirmation from each Rating Agency (as hereinafter defined). Notwithstanding any provision of this Mortgage to the contrary, but without otherwise restricting a possible merger of the REIT as provided under the terms of the third sentence of this Section 1.13(a) above, no person or entity may become an owner of a direct or indirect interest in Mortgagor, which interest exceeds forty-nine (49%) percent, without Mortgagee’s written consent in each instance and a written statement from the applicable Rating Agency to the effect that the transfer of interest will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such transfer for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined).

(b) Notwithstanding the foregoing provisions of this Section, Mortgagee shall consent to an unlimited number of sales, conveyances or transfers of the Mortgaged Property in its entirety, together with all Other Mortgaged Properties (as defined in Section 4.34 hereof) (hereinafter, each a “Sale”), to any person or entity provided that each of the following terms and conditions are satisfied as to each Sale:

(1) No Default and no Event of Default is then continuing hereunder or under any of the other Loan Documents;

(2) Mortgagor, or its successor pursuant to a prior Sale under the terms and conditions hereof, gives Mortgagee written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Mortgaged Property (hereinafter, “Buyer”) as Mortgagee would require in evaluating an initial extension of credit to a borrower under a loan comparable to the Loan and pays to Mortgagee a non-refundable application fee in the amount of $5,000. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer’s experience and track record in owning and operating facilities similar to the Mortgaged Property, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee reasonably determines to be commercially reasonable in Mortgagee’s sole discretion and, if given, may be given subject to such reasonable conditions as Mortgagee may deem appropriate;

(3) Mortgagor, or its successor pursuant to a prior Sale under the terms and conditions hereof, pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in connection with the Sale, plus an amount equal to one-half of one percent (0.50%) of the then outstanding principal balance of the Note;

(4) The Buyer assumes and agrees to pay the Debt (or ratifies such obligation) subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to

Mortgagee, such assumption (or ratification, as applicable) documents and agreements as Mortgagee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions (including, without limitation, a REMIC opinion and a non-consolidation opinion) as Mortgagee may reasonably require;

(5) The current Indemnitor or its successor ratifies its obligations under its guaranty or indemnity agreement or a party associated with the Buyer approved by Mortgagee in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Mortgagee, a substitution agreement or a new guaranty or indemnity agreement in form and substance reasonably satisfactory to Mortgagee and delivers such legal opinions as Mortgagee may reasonably require;

(6) Upon request if reasonably required, Mortgagor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, and the Buyer execute, without any cost or expense to Mortgagee, new financing statements or financing statement amendments (and new financing statements as may be necessary) and any additional documents reasonably requested by Mortgagee;

(7) Upon request if reasonably required, Mortgagor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, delivers to Mortgagee, without any cost or expense to Mortgagee, such replacement policy or endorsements to Mortgagee’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Mortgagee may deem reasonably necessary at the time of the Sale, all in form and substance reasonably satisfactory to Mortgagee, including, without limitation, a replacement policy or an endorsement or endorsements to Mortgagee’s title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy except those approved by Mortgagee in its discretion, and insuring that fee simple title to the Real Property is vested in the Buyer;

(8) Mortgagor, or its successor pursuant to a prior Sale under the terms and conditions hereof, and any current Indemnitor, executes and delivers to Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Mortgagee and shall be binding upon the Buyer and any new Indemnitor;

(9) Subject to the provisions of Section 4.27 hereof, such Sale is not construed so as to relieve Mortgagor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Mortgagor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability. Mortgagor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(10) Such Sale is not construed so as to relieve any current Indemnitor or its successor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(11) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all documents evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which documents shall include, but not in any way be limited to, certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Mortgagee may require, shall be single-purpose, single-asset “bankruptcy remote” entities, whose formation documents shall be approved by counsel to Mortgagee. An individual recommended by the Buyer and approved by Mortgagee shall serve as an Independent Director (as defined in Section 1.33(aa) of this Mortgage) of the Buyer (if the Buyer is a corporation) or the Buyer’s corporate general partner or an independent member or, in Mortgagee’s discretion, manager of Buyer if the Buyer is a limited liability company. Unanimous consent of the board of directors (including the Independent Director) shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of any such constituent partner, member or shareholder of the Buyer (as the case may be) or of the Buyer;

(12) The Buyer, if required by Mortgagee and, in the case of clauses (i) and (ii) herein only if the outstanding principal balance of the Loan is in excess of $7,500,000, shall furnish an opinion of counsel satisfactory to Mortgagee and its counsel (i) that the Buyer’s formation documents provide for the matters described in subparagraph (10) of this Section 1.13(b), (ii) that the assets of the Buyer will not be consolidated with the assets of any other entity (including the Buyer’s general partner or members, if any), as applicable, having an interest in, or affiliation with, the Buyer, in the event of bankruptcy or insolvency of any such entity or such general partner or members, (iii) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Loan Documents are valid, binding and enforceable against the Buyer in accordance with their terms, (iv) that the Buyer and any entity which is a controlling stockholder, general partner or member of Buyer, have been duly organized, and are in existence and good standing, and (v) with respect to such other matters, as Mortgagee may request; and

(13) If required under the operative documents with respect to a Secondary Market Transaction, Mortgagee shall have received evidence in writing from the Rating Agency to the effect that the proposed transfer will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction or, if no such rating has been issued, in Mortgagee’s good faith judgment, such transfer shall not have an adverse effect on the level of rating obtainable in connection with the loan secured hereby.

(c) In addition to a Sale of the Mortgaged Property in its entirety, together with all of the Other Mortgaged Properties under Section 1.13(b) above, Mortgagor may effect a Sale of the Mortgaged Property alone, and may obtain a partial release (the “Partial Release”) of the Mortgaged Properties from the cross-default and cross-collateralization provisions of the other loan documents securing the Contemporaneous Notes to permit the sale of only the Mortgaged Property and an assumption of the Loan Documents, upon satisfaction of the conditions set forth in Section 1.13(b) above with regard to the Note; provided, that the following conditions are also satisfied:

(i) In addition to the fees under Section 1.13(b)(3) above, Mortgagor shall pay to Mortgagee a fee for the Partial Release in the amount of twenty percent (20%) of the current principal balance of the Note, and Mortgagor acknowledges that such fee shall, until an Event of Default, be held by Mortgagee as additional cash collateral (in interest bearing account(s) consistent with Mortgagee’s (or its servicer’s) standard escrow accounts) securing the remaining Contemporaneous Notes for the Other Mortgaged Properties after the Partial Release (and Mortgagor agrees to execute such documents as may be required by Mortgagee at such time to evidence such cash collateral arrangement);

(ii) Mortgagor shall have reimbursed Mortgagee for all of the reasonable costs and expenses Mortgagee incurs with respect to the Partial Release of the Loan Documents from the cross-default and cross-collateralization provisions in the loan documents securing the Contemporaneous Notes;

(iii) after giving effect, and as a condition precedent, to the Partial Release of the Mortgaged Property from the cross-default and cross-collateralization provisions of the loan documents for the Other Mortgaged Properties, the Debt Service Coverage Ratio (as hereinafter defined) for each of (A) the Other Mortgaged Properties and (B) the Mortgaged Property shall be equal to the greatest of (1) the aggregate Debt

Service Coverage Ratio for the Mortgaged Property and all of the Other Mortgaged Properties, or (2) 1.35:1.0. For purposes hereof, “Debt Service Coverage Ratio” shall mean the ratio of annual net operating income for the twelve (12) full calendar months immediately preceding the Partial Release, as determined by Mortgagee, based on Mortgagee’s customary underwriting guidelines and assuming a minimum of: (i) a five percent (5%) management fee, (ii) a five percent (5%) reserve for customary repairs and furniture, fixtures and equipment and (iii) a six and one-half percent (6.50%) franchise fee, divided by the annual payments on the Note and the other Contemporaneous Notes; and

(iv) after giving effect, and as a condition precedent, to such Partial Release, the aggregate Loan-to-Value Ratio (as hereinafter defined) for each of (A) the Other Mortgaged Properties and (B) the Mortgaged Property shall be no greater than seventy percent (70%). For purposes hereof, “Loan-to-Value Ratio” shall mean a fraction, the numerator of which is the sum of the principal balances of all Contemporaneous Notes or the Note being assumed in connection with a Sale and Partial Release, as the case may be, and the denominator of which is the sum of the appraised values of all Other Mortgaged Properties or the Mortgaged Property, as the case may be, as determined by Mortgagee on the date of the Partial Release based upon a current MAI appraisal for each of the properties obtained by Mortgagee at Mortgagor’s cost.

(d) Notwithstanding the foregoing provisions of this Section, Mortgagee shall release the Mortgaged Property from the lien of this Mortgage and the other Loan Documents upon not less than thirty (30) or more than ninety (90) days’ prior written notice to Mortgagee upon satisfaction of each of the following terms and conditions:

(i) No Event of Default shall have occurred and be continuing.

(ii) Mortgagor shall deliver to Mortgagee:

(a) a copy of a mortgage conveying all of Mortgagor’s right, title and interest in and to the Mortgaged Property to an entity other than Mortgagor and a letter from Mortgagor countersigned by a title insurance company acknowledging receipt of such mortgage and agreeing to record such mortgage in the real estate records for the county or city in which the Mortgaged Property is located.

(b) a mortgage, an assignment of leases and UCC-1 financing statements granting Mortgagee a first-priority lien on a commercial property operated as a “Marriott Residence Inn” and providing a minimum Debt Service Coverage Ratio of 1.35:1.0 and a maximum Loan-to-Value-Ratio of seventy percent (70%) (the “Substitute Collateral”). For purposes hereof, “Debt Service Coverage Ratio” shall mean the ratio of annual net operating income for the twelve (12) full calendar months immediately preceding the contemplated date of substitution of the Substitute Collateral, as determined by Mortgagee, based on Mortgagee’s customary underwriting guidelines and assuming a minimum of: (i) a five percent (5%) management fee, (ii) a five percent (5%) reserve for customary repairs and furniture, fixtures and equipment and (iii) a six and one-half percent (6.50%)

franchise fee, for the Substitute Collateral, divided by annual payments on the Note, and “Loan-to-Value Ratio” shall mean a fraction, the numerator of which is principal balance of the Note, and the denominator of which is the appraised value of the Substitute Collateral, as determined by Mortgagee on the date of the substitution based upon a current MAI appraisal for the Substitute Collateral obtained by Mortgagee at Mortgagor’s cost.;

(c) if the loan is part of a Secondary Market Transaction, Mortgagee shall have received an appraisal of the Substitute Collateral dated no more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Substitute Collateral that is equal to or greater than the appraised value of the Mortgaged Property determined by Mortgagee at the time of the encumbrance of the Mortgaged Property by the new security instruments. If the loan evidenced by the Note is not part of a Secondary Market Transaction, the fair market value of the Substitute Collateral shall be equal to or greater than the Mortgaged Property, such determination to be made by Mortgagee in its reasonable discretion (which determination may include an appraisal reasonably satisfactory to Mortgagee in all respects).

(d) opinions of counsel satisfactory to Mortgagee which include standard due execution, enforceability, perfection, usury and non-consolidation opinions similar to those initially provided in connection with the Mortgaged Property;

(e) an opinion of counsel satisfactory to Mortgagee that the substitution of collateral contemplated hereby will not directly or indirectly result in or cause any REMIC Trust, as defined in the Note, that then holds the Note to fail to maintain its status as a REMIC Trust, and that the substitution does not constitute a significant modification of the loan evidenced by the Note under the Code;

(f) a no downgrade letter from any applicable Rating Agencies;

(g) a title insurance policy with endorsements as required by and satisfactory to Mortgagee insuring that such mortgage is a valid and enforceable first-priority lien on the Substitute Collateral; and

(h) Mortgagee shall have received a current survey for the Substitute Collateral, certified to the title company and Mortgagee and its successors and assigns, in the same form and having the same contents as the certification of the survey of the Mortgaged Property prepared by a professional land surveyor licensed in the state in which the Substitute Collateral is located and acceptable to the Rating Agencies in accordance with the approved Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the title insurance policy relating to the Substitute Collateral and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Collateral. The surveyor’s seal shall be affixed to the survey and the survey shall certify that no material portion of the improvements of the Substitute Collateral are located in a “one-hundred-year flood hazard area,” unless flood insurance has been obtained in accordance with Mortgagee’s standard requirements.

(i) Mortgagee shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for the Mortgaged Property hereunder have been satisfied with respect to the Substitute Collateral and evidence of the payment of all premiums payable for the existing policy period.

(j) Mortgagee shall have received a Phase I environmental assessment and, if recommended under the Phase I environmental assessment, a Phase II environmental assessment, which conclude that the Substitute Collateral dos not contain any Hazardous Materials and is not subject to any plausible risk of contamination from any off-site Hazardous Materials. If any such assessment discloses the presence of any Hazardous Materials in violation of Environmental Laws or the plausible risk of contamination from any off-site Hazardous Materials, such report shall include an estimate of the cost of any related remediation and Mortgagor shall deposit with Mortgagee an amount equal to one hundred and twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the loan evidenced by the Note and the Contemporaneous Notes and shall be released to Mortgagor upon the delivery to Mortgagee of (A) an update to such assessment indicating that there is no longer any Hazardous Materials in violation of Environmental Laws on the Substitute Collateral or any plausible danger of contamination from any off-site Hazardous Materials that has not been fully remediated and (B) paid receipts indicating that the costs of all such remediation work have been paid.

(k) Mortgagor shall deliver or cause to be delivered to Mortgagee (A) updates certified by Mortgagor of all organizational documentation related to Mortgagor and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Mortgagee in connection with this Mortgage; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Collateral is located (if required in such jurisdiction) and (C) resolutions of Mortgagor authorizing the substitution and any actions taken in connection with such substitution.

(l) Mortgagee shall have received a Property Condition Assessment with respect to the Substitute Collateral stating that the Substitute Collateral and its use comply in all material respects with all applicable legal requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Collateral is in good condition and repair and free of damage. If compliance with any legal requirements are not addressed by the Property Condition Assessment, such compliance shall be confirmed by delivery to Mortgagee of a certificate of an architect licensed in the state in which the Substitute Collateral is located or a letter from the municipality in which such collateral is located, a certificate of a surveyor that is licensed in the state in which the Substitute Collateral is located (with respect to zoning and subdivision laws), and an ALTA 3.1 zoning endorsement to the title insurance policy delivered pursuant to clause (g) above (with respect to zoning laws), if available, or a subdivision endorsement to the title insurance policy delivered pursuant to clause (g) above (with respect to subdivision laws), if available. If the Property Condition Assessment recommends that any repairs be made with respect to the Substitute Collateral, such assessment shall either (A) include an estimate of the cost of such recommended repairs (in which case Mortgagor shall deposit with Mortgagee an amount equal to one hundred twenty-five percent (125%) of such estimated cost), or (B) state the specific amounts that need to be reserved over time in order to meet the requirements of such replacements (in which case Mortgagor shall deposit such reserves on a monthly basis). Any such deposits shall constitute additional security for the loan evidenced by the Note and shall be released to Mortgagor upon the delivery to Mortgagee of (1) an update to such Property Condition Assessment or a letter from the engineer that prepared such Property Condition Assessment indicating that the recommended repairs were completed in good and workmanlike manner and (2) paid receipts indicating that the costs of all such repairs have been paid.

(m) Mortgagee shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Mortgaged Property and the addition of the Substitute Collateral, as a property managed pursuant thereto and Marriott shall have executed and delivered to Mortgagee an amendment to any consent or subordination reflecting such amendment to the Management Agreement.

(n) Mortgagee shall have received copies of all material contracts and agreements relating to the operation of the Substitute Collateral (other than the Management Agreement) together with a certification of Mortgagor attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

(o) Such other documents, instruments or reports deemed necessary by Mortgagee to effectuate the substitution of collateral contemplated hereby including, without limitation, credit reports and a zoning report with respect to the Substitute Collateral.

(iii) Mortgagor shall, at its sole cost and expense, prepare any and all documents and instruments necessary to effect the release of the Mortgaged Property and Mortgagor shall pay all costs and expenses incurred by Mortgagee (including, but not limited to, reasonable attorneys’ fees, recording fees and title insurance premiums) in connection with the substitution of collateral contemplated hereby.

(iv) All agreements and instruments to be delivered to Mortgagee pursuant to this Section 1.13(d) shall be in form and substance reasonably satisfactory to Mortgagee and its counsel.

1.14 Payment of Utilities, Assessments, Charges, Etc. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Mortgaged Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature (excluding taxes and assessments escrowed in the Impound Account), or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted utilities, assessments or other charges that may become a charge or lien against any portion of the Mortgaged Property as long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its reasonable subjective opinion, that such contest suspends the obligation to pay such utility charges or assessments and that non-payment of such charges or assessments will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, and (c) prior to the earlier of commencement of such contest or the delinquency date of the asserted charge or assessment, Mortgagor deposits the Impound Account an amount determined by Mortgagee to be reasonably adequate to cover payment of such charge or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final beyond any appeal period; and provided, further, that in any event such contest shall be concluded and the charges or assessments shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

1.15 Access Privileges and Inspections. Mortgagee and the agents, representatives and employees of Mortgagee shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Mortgaged Property are kept at all reasonable times and, except in the event of an emergency, upon not less than three (3) days prior notice (which notice may be telephonic) for the purposes of inspecting the Mortgaged Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Mortgaged Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

1.16 Waste; Alteration of Improvements. Mortgagor shall not commit, suffer or permit any waste on the Mortgaged Property nor take any actions that might invalidate any insurance carried on the Mortgaged Property. Mortgagor shall maintain the Mortgaged Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee except as provided herein. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Mortgaged Property or as otherwise provided herein. Mortgagee reserves the right to condition its consent to any material alteration, removal, demolition or new construction on the following: (i) such conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, construction budgets, contractors and form of construction contracts and the furnishing to Mortgagee of evidence regarding funds, permits, approvals bonds, insurance, lien waivers, title endorsements, appraisals, surveys, certificates of occupancy, certificates regarding completion, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, (ii) the delivery of an opinion from counsel satisfactory to Mortgagee in its discretion and in form and substance satisfactory to Mortgagee in its discretion opining as to such matters as Mortgagee may reasonably require, including, without limitation, an opinion that such alteration, removal, demolition or new construction will not have an adverse effect on the status of any REMIC Trust, and (iii) Mortgagor’s agreement to pay all fees, costs and expenses incurred by Mortgagee in granting such consent, including, without limitation, reasonable attorneys’ fees and expenses.

1.17 Zoning. Without the prior written consent of Mortgagee, not to be unreasonably withheld or delayed, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Mortgagor shall have the same right to contest zoning, conditions on use and other land use matters and/or any proposed changes in the same in a manner similar to the provisions relating to the contests of Environmental Laws as provided for in Section 1.31 hereof. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Real Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Mortgaged Property in full force and effect. Mortgagor shall operate the Real Property as a an upscale, extended stay suite hotel and incidental and ancillary uses or other lawful use approved by Mortgagee for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Further, without Mortgagee’s prior written consent, Mortgagor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

1.18 Financial Statements and Books and Records. Mortgagor shall keep accurate books and records of account of the Mortgaged Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor’s records and books of account at all reasonable times. Prior to the first Sale hereunder, and for so long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true and correct by the chief financial officer of the REIT, and, with respect to the financial statements and information set forth in subsection (e) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Mortgagee:

(a) monthly balance sheets and statement of operations for the Mortgaged Property, within thirty (30) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof; and

(b) quarterly balance sheets and statement of operations for the Mortgaged Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

(c) copy of the REIT’s 10-Q as filed with the Securities and Exchange Commission, within forty-five (45) days after the end of each calendar quarter following the date hereof;

(d) annual balance sheets and statement of operations for the Mortgaged Property;

(e) the REIT’s annual financial statements, within ninety (90) days after the end of each fiscal year of the REIT;

(f) annual occupancy summary for the Real Property setting forth the occupancy rates, average daily room rates and room revenues for each month of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by Mortgagee.

Following the first Sale hereunder, and for so long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true and correct by Mortgagor or the person or entity to which they pertain, as applicable, and, with respect to the financial statements and information set forth in subsection (d) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Mortgagee:

(a) copies of all tax returns filed by Mortgagor, within thirty (30) days after the date of filing;

(b) monthly operating statements for the Mortgaged Property, within fifteen (15) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof; and

(c) quarterly operating statements for the Mortgaged Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

(d) annual balance sheets for the Mortgaged Property and annual financial statements for Mortgagor, each principal or general partner in Mortgagor, and each Indemnitor, within ninety (90) days after the end of each calendar year;

(e) annual occupancy summary for the Mortgaged Property setting forth the occupancy rates, average daily room rates and room revenues for each month of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by Mortgagee; and

(f) such other information with respect to the Mortgaged Property, Mortgagor, the principals or general partners in Mortgagor, and each Indemnitor, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Mortgagee within the applicable time periods or Mortgagee is dissatisfied with the contents of any of the foregoing and has notified Mortgagor of its dissatisfaction, in addition to any other rights and remedies of Mortgagee contained herein and provided Mortgagee has given Mortgagor at least thirty (30) days written notice of such failure, (i) Mortgagor shall pay to Mortgagee upon demand, at Mortgagee’s option and in its sole discretion, an amount equal to $2,500 for each of the aforementioned materials that is not prepared in accordance with the foregoing requirements, and (ii) Mortgagee shall have the right, but not the obligation, after Mortgagor’s failure to cure such satisfaction within thirty (30) business days following Mortgagor’s receipt of such notice, to obtain the same by means of an audit by an independent certified public accountant selected by Mortgagee, in which event Mortgagor agrees to pay, or to reimburse Mortgagee for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

1.19 Further Documentation. Mortgagor shall, on the request of Mortgagee and at the expense of Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) reasonably deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Mortgagee, upon Mortgagee’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any Event of Default has occurred hereunder and is continuing, and stating whether any offsets or defenses exist against the Debt.

1.20 Payment of Costs; Reimbursement to Mortgagee. Mortgagor shall pay all reasonable costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Mortgaged Property or otherwise attributable to any consent requested of Mortgagee or any no-downgrade confirmation from any Rating Agency under the terms hereof or any other Loan Document, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions (including, without limitation, brokers’ or finders’ fees and commissions in connection with the application for, or origination of the Loan), title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees, consultants’ fees, no-downgrade confirmations and reasonable attorneys’ fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may, after reasonable prior written notice to Mortgagor, pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee’s making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Mortgaged Property, or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee’s security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might adversely affect Mortgagee’s interest in the Mortgaged Property or Mortgagee’s right to enforce its security, then Mortgagee may, at its option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Mortgagor, Mortgagee, any Indemnitor, the Debt or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Mortgaged Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Mortgagee’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

1.21 Security Interest. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in, Mortgagor’s right, title and interest (if any) in all sums on deposit with Mortgagee pursuant to the provisions of Section 1.6, Section 1.8 and Section 1.34 hereof or any other Section hereof or of any other Loan Document and Mortgagor’s right, title and interest (if any) in all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Mortgaged Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing Collateral consisting of furniture, fixtures and equipment (“FF&E”) is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Mortgagor’s leasehold interest in any of the foregoing property which is leased by Mortgagor. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the Collateral consisting of FF&E in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may reasonably require. Subject to the same being taken care of by the tenant under the Percentage Lease, Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of similar suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

1.22 Security Agreement. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein and subject to the rights of tenant under the Percentage Lease and the terms and provisions thereof, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Mortgaged Property, and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee’s election. Any disposition of the Collateral following the occurrence and continuance of an Event of Default may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Mortgagee to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days’ prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Mortgaged Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

(a) In the event of a foreclosure sale, the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

(b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP

814 E. Main Street

Richmond, Virginia 23219

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

WACHOVIA BANK, NATIONAL ASSOCIATION

301 South Tryon Street

PMB 35-123

Loan Number: 50-2827820

Charlotte, North Carolina 28282

1.23 Easements and Rights-of-Way. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than reasonable expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in the review of Mortgagor’s request and in the preparation of documents effecting the subordination.

1.24 Compliance with Laws. (a) Mortgagor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the

Mortgaged Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Mortgaged Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Mortgaged Property; provided, however, that, Mortgagor may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Mortgaged Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Lease of or any other agreement applicable to the Mortgaged Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

(b) Mortgagor agrees that the Mortgaged Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”). Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

1.25 Additional Taxes. In the event of the enactment after the date hereof of any law of the state in which the Mortgaged Property is located or of any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxing any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the Debt or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred and is continuing, which Default or Event of Default is unrelated to the provisions of this Section 1.25, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

1.26 Secured Indebtedness. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note and the Contemporaneous Notes but also any and all substitutions, replacements, renewals and extensions of the Note or the Contemporaneous Notes, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents or the documents securing the Contemporaneous Notes, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage. THE MAXIMUM AMOUNT OF INDEBTEDNESS WHICH MAY BE SECURED HEREBY AT NO TIME EXCEED TWO TIMES THE FACE AMOUNT OF THE NOTE AND THE CONTEMPORANEOUS NOTES.

1.27 Mortgagor’s Waivers. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Mortgaged Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Mortgaged Property so sold. Mortgagor, for Mortgagor and Mortgagor’s successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Mortgagor, including the Mortgaged Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Mortgaged Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Mortgaged Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

1.28 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b) MORTGAGOR AND MORTGAGEE, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

1.29 Attorney-in-Fact Provisions. With respect to any provision of this Mortgage or any other Loan Document whereby Mortgagor grants to Mortgagee a power-of-attorney, provided no Event of Default has occurred and is continuing under this Mortgage, Mortgagee shall first give Mortgagor written notice at least five (5) days prior to acting under such power, which notice shall demand that Mortgagor first take the proposed action within such period and advising Mortgagor that if it fails to do so, Mortgagee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred and is continuing, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Mortgaged Property or any surrounding property or to prevent any adverse affect on Mortgagee’s interest in the Mortgaged Property, Mortgagee may act immediately and without first giving such notice. In such event, Mortgagee will give Mortgagor notice of such action as soon thereafter as reasonably practical.

1.30 Management. (a) Mortgagor shall cause the operation and management of the Mortgaged Property to be by either: (i) the lessee under and in accordance with the terms of the Percentage Lease; (ii) Marriott, its successors or assigns, or (iii) such other professional property management company reasonably approved by Mortgagee. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement reasonably approved by Mortgagee (any such person or entity which manages the Mortgaged Property, including the lessee under the Percentage Lease, is hereinafter referred to as the “Manager”, and any such written agreement approved by Mortgagee, including without limitation the Marriott Management Agreement, is hereinafter referred to as the “Management Agreement”). In no event shall any Manager be removed or replaced or the terms of the Percentage Lease or any Management Agreement modified or amended without the prior written consent of Mortgagee, which approval may be conditioned upon, among other things, receipt by Mortgagee of a no-downgrade confirmation from each Rating Agency, except as otherwise provided herein. In the event (x) an Event of Default has occurred and is continuing hereunder or under any other Loan Document or under any Management Agreement or the Percentage Lease then in effect, which default is not cured within any applicable grace or cure period or if at any time during the term of the Loan the Debt Service Coverage Ratio of the Mortgaged Property falls below 1.15:1, as determined by Mortgagee, Mortgagee shall have the right, solely to the extent provided therein or in any separate subordination agreement by the lessee under the Percentage Lease or by consent agreement by Marriott, to terminate, or to direct Mortgagor to terminate, solely to the extent provided therein or in any separate subordination agreement by the lessee under the Percentage Lease or by consent agreement by Marriott, the Percentage Lease or such Management Agreement upon thirty (30) days’ notice or (y) (1) of a change in control (fifty percent or more) of the ownership of Manager or (2) in the event Manager provides cause for termination, including, without limitation, gross negligence, willful misconduct or fraud, Mortgagee shall have the right, solely to the extent provided therein or in any separate subordination agreement by the lessee under the Percentage Lease or consent agreement by Marriott, to terminate, or direct Mortgagor to terminate, solely to the extent provided therein or in any separate subordination agreement by the lessee under the Percentage Lease or consent agreement by Marriott, the Percentage Lease or such Management Agreement at any time and, in any such event of the termination of the Percentage Lease or Management Agreement, to retain, or to direct Mortgagor to retain, a new lessee or management agent reasonably approved by Mortgagee, which approval may be conditioned upon, among other things, receipt by Mortgagee of a no-downgrade confirmation from each Rating Agency. Any such successor manager shall be a reputable management company having a senior executive with at least seven (7) years’ experience in the management of similar extended stay suite hotels in the state in which the Mortgaged Property is located, shall be the manager of at least five (5) projects comparable to the Mortgaged Property and shall be reasonably acceptable to Mortgagee.

(b) Mortgagor shall, or shall cause the Manager to (i) operate the hotel located on the Mortgaged Property in accordance with the terms of the Marriott Management

Agreement; (ii) promptly perform and observe (or cause to be performed or observed) all of the covenants required to be performed and observed by it under the Marriott Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Mortgagee of any Event of Default under the Marriott Management Agreement of which it is aware; (iv) promptly deliver to Mortgagee a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Marriott Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by the Manager under the Marriott Management Agreement. Without Mortgagee’s prior consent, Mortgagor shall not and shall not permit the Lessee under the Percentage Lease or any Manager to: (i) surrender, terminate or cancel the Marriott Management Agreement; (ii) reduce or consent to the reduction of the term of the Marriott Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Marriott Management Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Marriott Management Agreement or (v) suffer or permit the occurrence of continuance a default beyond any applicable cure period under the Marriott Management Agreement (or any successor franchise agreement with a national hotel chain approved by the Mortgagee) if such default permits the Manager to terminate or cancel the Marriott Management Agreement (or any successor franchise agreement with a national hotel chain approved by Mortgagee);

1.31 Hazardous Waste and Other Substances.

(a) Mortgagor hereby represents and warrants to Mortgagee that, as of the date hereof, except as otherwise provided in that certain Environmental Site Assessment dated August 30, 2004 prepared by Jones Hill McFarland & Ellis: (i) to the best of Mortgagor’s knowledge, information and belief, none of Mortgagor nor the Mortgaged Property nor any Tenant at the Premises nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health as affected by the environment, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), including any regulations promulgated pursuant to said laws, all as amended from time to time (“Environmental Laws”) or otherwise exposed to any liability under any Environmental Law relating to or affecting the Mortgaged Property, whether or not used by or within the control of Mortgagor; (ii) to the best of Mortgagor’s knowledge, information and belief, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, materials containing more than 1% asbestos, lead based paint, Toxic Mold (as hereinafter defined), polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws

(collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination), except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such would not reasonably be expected to give rise to liability under Environmental Laws; (iii) to the best of Mortgagor’s knowledge, information and belief, radon is not present at the Mortgaged Property in excess or in violation of any applicable thresholds or standards or in amounts that require under applicable law disclosure to any tenant or occupant of or invitee to the Mortgaged Property or to any governmental agency or the general public; (iv) to the best of Mortgagor’s knowledge, information and belief, the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (v) there is no pending, nor, to Mortgagor’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Mortgagor or the Mortgaged Property; (vi) to the best of Mortgagor’s knowledge, information and belief, there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Mortgaged Property; (vii) Mortgagor has received no notice of, and to the best of Mortgagor’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Mortgaged Property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim; (viii) Mortgagor has received no notice of and, to the best of Mortgagor’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim. For the purposes hereof, “Toxic Mold” shall mean any mold or fungus at the Mortgaged Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively impact the value of the Mortgaged Property.

(b) Mortgagor has not received nor to the best of Mortgagor’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

(c) To the best of Mortgagor’s knowledge, information and belief, the Mortgaged Property is not listed or, to the best of Mortgagor’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

(d) Mortgagor shall comply with all applicable Environmental Laws. Mortgagor shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (except those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws and where such would not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws, Mortgagor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Mortgage, Mortgagor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing materials.

(e) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Mortgaged Property other than those occurring in the ordinary course of Mortgagor’s business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Mortgaged Property or Mortgagor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Mortgagor or the Mortgaged Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Mortgage incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Mortgagor, shall deliver to Mortgagee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Mortgaged Property or to Mortgagor. Mortgagor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Mortgagor shall, at its own expense, take all actions as required by applicable Environmental Laws, for the clean-up of any and all portions of the Mortgaged Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Mortgagee) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Mortgaged Property. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity or applicability of any such Environmental Laws to any portion of the Mortgaged Property as long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its reasonable subjective opinion, that such contest suspends the requirement for Mortgagor to comply with such Environmental Laws. Prior to the earlier commencement of such contest or the delinquency date of any asserted costs related thereto, Mortgagor shall deposit into the Impound Account an amount determined by Mortgagee to the reasonably adequate covered payment of such costs and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, further, that in any event such contest shall be concluded and the charges or assessments shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited. In the event Mortgagor fails to do so, Mortgagee may, if required by Environmental Laws (and after reasonable prior written notice to Mortgagor), but shall not be obligated to, cause the Mortgaged Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagor hereby grants to Mortgagee and its agents and employees access to the Mortgaged Property and a license to remove any items deemed by Mortgagee to be Hazardous Substances and to do all things Mortgagee shall deem necessary to bring the Mortgaged Property into conformance with Environmental Laws.

(f) Mortgagor covenants and agrees, at Mortgagor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind as required by applicable Environmental Laws or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Mortgaged Property, and arising from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Mortgaged Property, originating from the Mortgaged Property, or otherwise associated with Mortgagor or any operations conducted on the Mortgaged Property at any time; (iv) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or warranty contained in this Section 1.31 in any material respect; (vi) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Mortgaged Property or any surrounding areas as required by applicable Environmental Laws, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Mortgaged Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Mortgaged Property or any surrounding areas. The indemnity set forth in this Section 1.31 shall also include any diminution in the value of the security afforded by the Mortgaged Property or any future reduction in the sales price of the Mortgaged Property by reason of any matter set forth in this Section 1.31. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Mortgaged Property after foreclosure or other taking of title to the Mortgaged Property by Mortgagee or its successor or assigns. Mortgagee’s rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

(g) Upon Mortgagee’s request, at any time during the continuance of an Event of Default or at such other time as Mortgagee has reasonable grounds to believe, and so notifies Mortgagor, that Hazardous Substances are or have been released, stored or disposed of on the Mortgaged Property, or on property contiguous with the Mortgaged Property, or that the Mortgaged Property may be in violation of the Environmental Laws, Mortgagor shall perform or cause to be performed, at Mortgagor’s sole cost and expense and in scope, form and substance reasonably satisfactory to Mortgagee, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Mortgaged Property, the compliance or non-compliance status of the Mortgaged Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm reasonably approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos in excess of 1% or lead or substances containing lead or lead based paint (“Lead Based Paint”) on the Mortgaged Property. If Mortgagor fails to provide reports of such inspection or audit within thirty (30) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

(h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Mortgagor, the REIT and Mortgagee (the “Environmental Indemnity Agreement”). The provisions of this Mortgage and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Mortgagee.

(i) If, prior to the date hereof, it was determined that the Mortgaged Property contains Lead Based Paint, Mortgagor had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is suspected of being present on the Mortgaged Property, Mortgagor agrees, at its sole cost and expense and within sixty (60) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Mortgagee.

(j) Mortgagor agrees that if it has been, or if at any time hereafter it is, determined that the Mortgaged Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Mortgagor shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Mortgaged Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Mortgagee (together with any Lead Based Paint Report, the “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Mortgagor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

1.32 Indemnification; Subrogation.

(a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee’s willful misconduct or gross negligence or in connection with Mortgagee effecting a Secondary Market Transaction.

(b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the making or enforcement of the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys’ fees and expenses. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys’ fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee and Mortgagee’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Mortgage shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocation charges and allocation costs of Mortgagee’s in-house counsel.

(c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

1.33 Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Mortgagor. Mortgagor hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Mortgagor has been, is, and shall remain a Single-Purpose Entity (as hereinafter defined). Mortgagor has complied and will at all times comply, or if Mortgagor is a limited partnership or a limited liability company, each general partner or the SPE Member (as hereinafter defined) of Mortgagor (each, an “SPE Equity Owner”), has complied, will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties and covenants contained in this Section 1.33 as if such representation, warranty or covenant was made directly by Mortgagor or such SPE Equity Owner, as the case may be. A “Single-Purpose Entity” or “SPE” means a corporation, limited partnership, or limited liability company that:

(a) if a corporation, must have at least one Independent Director (as hereinafter defined), or if requested by Mortgagee (which request Mortgagor shall comply with within five (5) business days) in connection with a Secondary Market Transaction, two Independent Directors, and must not take any action that, under the terms of any certificate or articles of incorporation, by-laws, or any voting trust agreement with respect to such entity’s common stock, requires the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including, without limitation, all Independent Directors, shall have participated in such vote (“SPE Corporation”); provided, however, the foregoing Independent Director provision shall only apply from and after the first Sale and pursuant to the requirements of Section 1.13(b)(11) hereof;

(b) if a limited partnership, must have each general partner be an SPE Corporation;

(c) if a limited liability company, must have one managing member (the “SPE Member”) and such managing member must be an SPE Corporation. Only the SPE Member may be designated as a manager under the Mortgagor’s operating agreement and pursuant to the law where the Mortgagor is organized. Mortgagor may be a single member Delaware limited liability company without an SPE Corporation managing member so long as Mortgagor has two “special members” who shall serve as Independent Directors of Mortgagor; provided, however, the foregoing Independent Director provision shall only apply from and after the first Sale and pursuant to the requirements of Section 1.13(b)(11) hereof;

(d) was and will be organized solely for the purpose of (i) owning an interest in the Mortgaged Property, and the Other Mortgaged Properties, (ii) acting as a general partner of a limited partnership that owns an interest in the Mortgaged Property and the Other Mortgaged Properties, or (iii) acting as the member of a limited liability company that owns an interest in the Mortgaged Property and the Other Mortgaged Properties;

(e) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Mortgagor’s existence as a single purpose entity, bankruptcy-remote entity;

(f) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(g) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, violate the terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable;

(h) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

(i) does not own and will not own any asset other than (i) the Mortgaged Property, (ii) the Other Mortgaged Properties and (iii) incidental personal property necessary for the operation of the Mortgaged Property and the Other Mortgaged Properties;

(j) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Mortgaged Property and the Other Mortgaged Properties;

(k) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Mortgagor, as applicable, or any affiliate of any general partner, principal or member of Mortgagor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(l) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property and the Other Mortgaged Properties customarily satisfied within thirty (30) days in an aggregate amount, as to the Mortgaged Property or each of the Other Mortgaged Properties, not to exceed one percent (1%) of the outstanding principal balance of the Note or the respective

Contemporaneous Notes, as applicable, and no other debt will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

(m) has not made and will not make any loans or advances to any third party (including any affiliate);

(n) is and will be solvent and pay its debts from its assets as the same shall become due;

(o) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

(p) will conduct and operate its business in its own name and as presently conducted and operated;

(q) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

(r) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Mortgagor, as applicable), and will correct any known misunderstanding regarding its separate identity;

(s) will file its own tax returns; provided that for so long as the Mortgagor is a qualified REIT subsidiary or includible on a consolidated basis in the tax return of the REIT, Mortgagor shall only be required to have its own employer identification number;

(t) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(u) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates and shall allocate fairly and reasonably any overhead and expense for shared office space;

(v) will not commingle the funds and other assets of Mortgagor with those of any general partner, member, affiliate, principal or any other person;

(w) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(x) does not and will not hold itself out to be responsible for the debts or obligations of any other person other than those obligations of the lessee under the Percentage Lease to Marriott pursuant to the Management Agreement;

(y) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate;

(z) will use stationery, invoices, and checks separate from its affiliates; and

(aa) As used in this Section 1.33, “Independent Director” shall mean a duly appointed member of the board of directors of an SPE Corporation or single member Delaware limited liability company who has not been at any time during the five (5) years preceding his or her initial appointment, and shall not be at any time while serving as Independent Director any of the following: (a) a stockholder, director (other than in his or her capacity as an Independent Director), officer, employee, partner, or member of Mortgagor, any SPE Equity Owner, any partner, shareholder or member of any SPE Equity Owner, or any affiliate of any of the foregoing; (b) a stockholder, director, officer, employee, partner, or member of any customer of, supplier or service provider (including professionals) to, or other person who derives more than 10% of its purchases, revenues, compensation, or other financial remuneration from its activities with Mortgagor, any SPE Equity Owner, any partner, shareholder or member of any SPE Equity Owner, any affiliate of any of the foregoing, or any person or entity who otherwise is financially dependent upon an officer, director, or employee of Mortgagor, any SPE Equity Owner, any partner or member of any SPE Equity Owner, or any family member (by blood or marriage) of any such officer, director, or employee, or a business entity owned or controlled by any of the foregoing; (c) a person or other entity controlling or under common control with any such stockholder, director, officer, employee, partner, member, customer, supplier or other person; or (d) a member of the immediate family of any individual described in clause (a), (b) or (c) above. Notwithstanding anything to the contrary contained herein, the Independent Director of a general partner or managing member of Mortgagor shall be permitted to serve as an Independent Director of other Special Purpose Entities which are now, or may in the future be, established by any affiliate of Mortgagor, or any partner or member of Mortgagor. As used in this subsection, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise. As used herein, the term “affiliate” shall mean:

(bb) any person or entity directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities or interests of such other person or entity;

(cc) any person or entity ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person or entity;

(dd) any person or entity directly or indirectly controlling, controlled by or under common control with such other person or entity;

(ee) any officer, director or partner of such other person or entity;

(ff) if such other person or entity is an officer, director or partner, any company for which such person or entity acts in any such capacity; and

(gg) any close relative or spouse of the specified person.

1.34 Repair and Remediation Reserve. Prior to the execution of this Mortgage, Mortgagee has caused the Mortgaged Property to be inspected and such inspection has revealed that the Mortgaged Property is in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Mortgagor has established with the Mortgagee a reserve in the amount of zero dollars ($0.00) (the “Repair and Remediation Reserve”) by depositing such amount with Mortgagee. Mortgagor shall cause each of the items described in the Engineering Report (the “Deferred Maintenance”) to be completed, performed, remediated and corrected to the satisfaction of Mortgagee and as necessary to bring the Mortgaged Property into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of six (6) months after the effective date hereof, as such time period may be extended by Mortgagee in its sole discretion. So long as no Event of Default has occurred and is continuing, all sums in the Repair and Remediation Reserve shall be held by Mortgagee in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Default or Event of Default has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in completing, performing, remediating or correcting the Deferred Maintenance or, if greater, the amount reserved for the applicable Deferred Maintenance item, upon (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Repair and Remediation Reserve and a certification by Mortgagor that the applicable item of Deferred Maintenance has been completed in accordance with the terms of this Mortgage, (b) delivery to Mortgagee of invoices, receipts, cancelled checks or other evidence satisfactory to Mortgagee verifying the costs of the Deferred Maintenance to be reimbursed, (c) for disbursement requests for individual items costing in excess of $50,000.00, delivery to Mortgagee of a certification from a third party reasonably acceptable to Mortgagee describing the completed work, and (d) for disbursement requests for individual items costing in excess of $50,000.00, delivery to Mortgagee of affidavits, lien waivers, cancelled checks or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Mortgaged Property have been paid all amounts due for such labor and materials furnished to the Mortgaged Property. Mortgagee shall not be required to make advances from the Repair and Remediation Reserve more frequently than twice in any ninety (90) day period. In making any payment from the Repair and Remediation Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. No interest on the funds contained in the Repair and Remediation Reserve shall be paid by Mortgagee to Mortgagor. Mortgagor hereby grants to Mortgagee a power-of-attorney, coupled with an interest, to cause the Deferred Maintenance to be completed, performed, remediated and corrected to the satisfaction of Mortgagee following the expiration of the six-month period referred to in this subparagraph and upon Mortgagor’s failure to do so in accordance with the terms and conditions of this Section 1.34, and to apply the amounts on deposit in the Repair and Remediation Reserve to the costs associated therewith, all as Mortgagee may determine in its sole and absolute discretion but without obligation to do so.

1.35 ERISA.

(a) Mortgagor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Mortgagee of any of its rights under the Note, this Mortgage or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Mortgagor further covenants and agrees to deliver to Mortgagee such certifications or other evidence from time to time throughout the term of this Mortgage, as requested by Mortgagee in its sole discretion, that (i) Mortgagor is not an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Mortgagor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(1) Equity interests in Mortgagor are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(2) Less than 25 percent of each outstanding class of equity interests in Mortgagor are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(3) Mortgagor qualifies as an “operating company” within the meaning of 29 C.F.R. Section 2510.3-101 or an investment company registered under the Investment Company Act of 1940.

(c) Mortgagor shall indemnify Mortgagee and defend and hold Mortgagee harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s sole discretion) that Mortgagee may incur, directly or indirectly, as a result of a default under this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage.

1.36 Fraudulent Transfer. Mortgagor has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Mortgagor has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Mortgagor’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Mortgagor’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Mortgagor’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mortgagor).

1.37 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Sale hereunder, (a) none of the funds or assets of Mortgagor that are used to repay the Loan shall constitute property of, or shall be beneficially owned directly by any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to Mortgagor’s best knowledge, as of the date thereof, based upon reasonable inquiry by Mortgagor, on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Mortgagor or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Mortgagee would be in violation of law, or (2) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Mortgaged Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest in Mortgagor or any direct interest of more than twenty percent (20%) in any Indemnitor, as applicable, with the result that the investment in Mortgagor or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

1.38 Anti-Money Laundering. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Mortgagor or any Indemnitor, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in Mortgagor or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

All of the representations and warranties in this Article I and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Mortgagee and (ii) shall be deemed to have been relied upon by Mortgagee notwithstanding any investigation heretofore or hereafter made by Mortgagee or on its behalf.

ARTICLE II.

EVENTS OF DEFAULT

2.1 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder:

(a) Mortgagor fails to pay any money to Mortgagee required hereunder at the time or within any applicable grace period set forth herein or in any other Loan Document, or if no grace period is set forth herein or therein, then within seven (7) days after the date of Mortgagee’s written notice to Mortgagor that such payment is due (except those regarding payments to be made under the Note or to the Reserves, which failure is not subject to any grace or cure period).

(b) Mortgagor fails to provide insurance as required by Section 1.4 hereof or fails to perform any material covenant, agreement, obligation, term or condition set forth in Section 1.31 or Section 1.33 hereof (provided, however, so long as Mortgagor shall be undertaking any obligations required under Section 1.31 in accordance with Environmental Laws, Mortgagor shall be entitled to such time as may reasonably required to fulfill such obligations so long as the same are completed within any timeframe established under applicable law or governmental authority).

(c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein or in any other Loan Document, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of written notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

(d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any general partner, manager or member in Mortgagor, or by any Indemnitor is determined by Mortgagee to have been false or misleading in any material respect at the time made and any such false or misleading representation or warranty has resulted in a Material Adverse Effect.

(e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Mortgaged Property, Mortgagor or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

(f) Mortgagor, general partner or managing member in Mortgagor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such general partner or managing member of Mortgagor or for any Indemnitor or for a substantial part of the assets of Mortgagor, of any such general partner or managing member of Mortgagor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(g) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any general partner or managing member, as the case may be, of Mortgagor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any general partner or managing member, as the case may be, of Mortgagor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such general partner or managing member, as the case may be, of Mortgagor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such general partner or managing member, as the case may be, of Mortgagor or for any Indemnitor, or for any substantial part of any of the properties of Mortgagor, of any such general partner or managing member, as the case may be, of Mortgagor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

(h) The Mortgaged Property or any part thereof is taken on execution or other process of law in any final and non-appealable legal proceeding, without the right of redemption against Mortgagor, other than in connection a condemnation or the exercise of the power of eminent domain or police power.

(i) Mortgagor abandons all or a material portion of the Mortgaged Property for a period in excess of thirty (30) consecutive days other than as a result of a force majeure.

(j) The holder of any lien or security interest on the Mortgaged Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(k) The Mortgaged Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee determines that it is not adequately protected from any loss, damage or risk associated therewith.

(l) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor, any general partner or any managing member, or any Indemnitor.

(m) The occurrence and continuance of an Event of Default under any of the Contemporaneous Notes, the Contemporaneous Security Instruments or the Contemporaneous Assignments.

(n) Except as otherwise provided herein, if without Mortgagee’s prior consent, (a) the Percentage Lease is amended, modified or terminated or (b) the ownership, management or control of the lessee thereunder is transferred to a person other than Mortgagor or an affiliate of Mortgagor.

(o) If, so long as lessee under the Percentage Lease is an affiliate of any Mortgagor, an Event of Default as defined in the Percentage Lease occurs and continues thereunder.

(p) If lessee under the Percentage Lease shall default in the performance or observance of any of the obligations under the subordination and attornment agreement delivered to Mortgagee beyond any applicable period of notice and grace thereunder.

(q) If, without Mortgagee’s prior consent, there is any material adverse change in the Management Agreement or the Management Agreement is terminated, except as otherwise provided herein.

(r) If a default has occurred and for so long as it continues beyond any applicable cure period under the Management Agreement if such default permits the Manager to terminate or cancel such Management Agreement.

ARTICLE III.

REMEDIES

3.1 Remedies Available. If there shall occur and be continuing an Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b) Entry on the Mortgaged Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee’s judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Mortgaged Property, to increase the income therefrom, to manage and operate the Mortgaged Property or to protect the security hereof, and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

(c) Collect Rents. With or without taking possession of the Mortgaged Property, sue or otherwise collect the Rents, including those past due and unpaid.

(d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Mortgaged Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Mortgaged Property subject to foreclosure shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

(e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to any of the Debt, pursuant to applicable law, and sell the Mortgaged Property or cause the Mortgaged Property subject to foreclosure hereunder to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee. In the event foreclosure proceedings are instituted by Mortgagee, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys’ fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of such Mortgaged Property or any part thereof.

(f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Mortgagee, upon written request of Mortgagee, to enforce the payment of the Debt or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

(g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

3.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage following the occurrence and continuance of an Event of Default shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

(a) To payment of the reasonable costs, expenses and fees of taking possession of the Mortgaged Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee’s rights and remedies hereunder and under the other Loan Documents, including, but not limited to trustees’ fees, advertising costs, postage, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, subject to applicable law, in any order that Mortgagee chooses in its sole discretion.

(d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

3.3 Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney. Upon the occurrence and continuance of an Event of Default, and entry upon the Mortgaged Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee’s or the receiver’s sole discretion, all at Mortgagor’s expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Mortgaged Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Mortgaged Property; (d) manage and operate the Mortgaged Property; (e) preserve and maintain the Mortgaged Property; (f) make repairs and alterations to the Mortgaged Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Mortgagee’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate transactions authorized hereunder; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Mortgaged Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee following the occurrence and continuance of an Event of Default or as otherwise provided in the Loan Documents, to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage or under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Mortgagor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing all or any portion of the Debt.

3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder resulting from the occurrence and continuance of an Event of Default, and at the time of such sale, Mortgagor or Mortgagor’s representatives, successors or assigns, or any other persons claiming any interest in the Mortgaged Property by, through or under Mortgagor (except to the tenant under the Percentage Lease if not terminated by Mortgagee), are occupying or using the Mortgaged Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Mortgaged Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Mortgaged Property in the appropriate court of the county in which the Premises is located.

3.5 Notice to Account Debtors. Mortgagee may, at any time after the occurrence and continuance of an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Mortgagor included in the Mortgaged Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee following the occurrence and continuance of an Event of Default, provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

3.6 Cumulative Remedies. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Event of Default. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

3.7 Payment of Expenses. Mortgagor shall pay on demand all of Mortgagee’s expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

ARTICLE IV.

MISCELLANEOUS TERMS AND CONDITIONS

4.1 Time of Essence. Time is of the essence with respect to all provisions of this Mortgage.

4.2 Release of Mortgage. If all of the Debt be paid, then and in that event only, Mortgagee shall execute a Request for Release of Mortgage. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee.

4.3 Certain Rights of Mortgagee. Without affecting Mortgagor’s liability for the payment of any of the Debt, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Mortgaged Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Mortgage or any agreement subordinating the lien hereof.

4.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

4.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

4.6 Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties’ successors and assigns, and the term “Mortgagee” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt.

4.7 Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

4.8 Gender. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

4.9 Waiver; Discontinuance of Proceedings. Mortgagee may waive any single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. Mortgagee may remedy any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

4.10 Section Headings. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

4.11 GOVERNING LAW. THIS MORTGAGE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE MORTGAGED PROPERTY LOCATED IN SUCH STATE.

4.12 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

4.13 Relationship of the Parties. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

4.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

4.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

4.16 Cross-Default; Cross-Collateralization. Mortgagor acknowledges that Mortgagee has made the loan evidenced by the Note to Mortgagor upon the security of its collective interest in the Mortgaged Property and Other Mortgaged Properties and in reliance upon the aggregate of the Mortgaged Property and Other Mortgaged Properties taken together being of greater value as collateral security than the sum of the Mortgaged Property and Other Mortgaged Properties taken separately. Mortgagor agrees that this Mortgage and the other Contemporaneous Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under either this Mortgage or any of the Contemporaneous Security Instruments shall constitute an Event of Default under both this Mortgage and the Contemporaneous Security Instruments which secure the Note and the Contemporaneous Notes; (ii) an Event of Default under the Note shall constitute an Event of Default under each of this Mortgage, the Contemporaneous Notes, the Contemporaneous Security Instruments and the Contemporaneous Assignments; and (iii) each of this Mortgage, the Contemporaneous Notes and the Contemporaneous Security Instruments and the Contemporaneous Assignments shall constitute security for the Note and the Contemporaneous Notes as if a single blanket lien were placed on the Mortgaged Property and Other Mortgaged Properties as security for the Note and the Contemporaneous Notes.

4.17 Interest After Sale. In the event the Mortgaged Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Premises is located), bear interest at the Default Interest Rate.

4.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Mortgage, and that the provisions of this Mortgage shall control over the provisions of the Assignment of Leases and Rents, the Guaranty and Indemnity Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.

4.19 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

4.20 No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Mortgaged Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Mortgaged Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

4.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

4.22 Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals, general partners or managing members in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

4.23 Fixture Filing. This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing address of Mortgagor and the address of Mortgagee from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

4.24 After-Acquired Mortgaged Property. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Mortgagee shall require for accomplishing the purposes of this Mortgage.

4.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

4.26 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

4.27 Personal Liability. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Mortgagor and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.

4.28 Recording and Filing. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Mortgaged Property.

4.29 Entire Agreement and Modifications. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

4.30 Maximum Interest. The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Mortgagee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive

Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Mortgagee, be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Mortgagor and Mortgagee.

4.31 Interest Payable by Mortgagee. Mortgagee shall cause funds in the Replacement Reserve to be deposited into interest bearing accounts of the type customarily maintained by Mortgagee or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve by Mortgagor. All interest earned on amounts contributed to the Replacement Reserve shall be retained by Mortgagee and accumulated for the benefit of Mortgagor and added to the balance in the Replacement Reserve and shall be disbursed for payment of the items for which other funds in the Replacement Reserve are to be disbursed.

4.32 Secondary Market. Mortgagee may sell, assign, participate, transfer or deliver the Note and the Loan Documents to one or more investors (directly or through a trust of other entity which may sell certificates or other instruments to investor) in the secondary mortgage market (a “Secondary Market Transaction”). In connection with such sale, assignment, participation, transfer or delivery, Mortgagee may retain or assign responsibility for servicing the loan evidenced by the Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.

4.33 Dissemination of Information. If Mortgagee determines at any time to sell, transfer or assign the Note, this Mortgage and other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), Mortgagee may forward to each purchaser, transferee, Mortgagee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the “Investors”) or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing’s respective counsel, all documents and information which Mortgagee now has or may hereafter acquire relating to the Debt, to Mortgagee, any guarantor, any indemnitor, and the Mortgaged Property, which shall have been furnished by Mortgagee and any Indemnitor, as Mortgagee determines necessary or desirable. If at any time during which the Loan is an asset of a securitization or is otherwise an asset of any rated transaction, “Rating Agency” or “Rating Agencies” shall mean the rating agency or rating agencies that from time to time rate the securities, certificates or other instruments issued in connection with such securitization or other transaction.

4.34 Contemporaneous Notes, Contemporaneous Security Instruments and Contemporaneous Assignments of Leases and Rents. This Mortgage is made contemporaneously with the other promissory notes, each of even date herewith (the “Contemporaneous Notes”), the other mortgages, deeds of trust or deeds to secure debt, each of even date herewith (the “Contemporaneous Security Instruments”) and the other Assignment of Leases, Rents and Profits, each of even date herewith (the “Contemporaneous Assignments”), given by Mortgagor to or for the benefit of Mortgagee covering properties listed together with the Mortgaged Property, on Exhibit B attached hereto and incorporated herein by this reference (the “Other Mortgaged Properties”). This security instrument constitutes a Florida multi-state mortgage under rule 12-B-4.053 (31) (b), FAC. For purposes of the rule, this section constitutes the description and pledge of the other properties as herein described on the relevant exhibits.

4.35 REMIC Opinions. In the event Mortgagor requests Mortgagee’s consent with respect to any proposed action or Mortgagor proposes to take any action not otherwise requiring Mortgagee’s specific consent under the Loan Documents, which Mortgagee determines, in its reasonable discretion, may affect (i) the “REMIC” status of Mortgagee, its successors or assigns, or (ii) the status of this Mortgage as a “qualified mortgage” as defined in Section 860G of the Internal Revenue Code of 1986 (or any succeeding provision of such law), Mortgagee reserves the right to require Mortgagor, at Mortgagor’s reasonable expense, to obtain, from counsel satisfactory to Mortgagee in its discretion, an opinion, in form and substance satisfactory to Mortgagee in its discretion, that no adverse tax consequences will arise as a result of the proposed course of action.

4.36 Splitting the Loan; Severance of Loans.

(a) Mortgagee, at no cost to Mortgagor, shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages, deeds of trust and other security documents (the “Severed Loan Documents”) in such denominations and priorities as Mortgagee shall determine in its sole discretion, provided, however, that the terms, provisions and clauses of the Severed Loan Documents shall be no more adverse to Mortgagor than those contained in the Note, this Mortgage and the other Loan Documents and there shall be no additional obligations of Mortgagor and no change in the Note Rate (as defined in the Note). Mortgagor shall execute and deliver to Mortgagee, at Mortgagor’s sole cost and expense, from time to time, promptly after the request of Mortgagee, a severance agreement and such other documents as Mortgagee shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Mortgagee. Mortgagor hereby absolutely and irrevocably appoints Mortgagee as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Mortgagor ratifying all that its said attorney shall do by virtue thereof; provided, however, that Mortgagee shall not make or execute any such documents under such power until ten (10) business days after notice has been given to Mortgagor by Mortgagee of Mortgagee’s intent to exercise its rights under such power.

(b) Mortgagee also shall have the right from time to time to sever the Note, Contemporaneous Notes, this Mortgage, the Contemporaneous Security Instruments and the respective other security documents into two (2) or more cross-defaulted and cross-collateralized pools (the “New Loan Pools”). Mortgagor shall execute and deliver to Mortgagee, promptly after the request of Mortgagee, a severance agreement, mortgage or deed of trust amendments and such other documents as Mortgagee shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Mortgagee; provided that the same shall be at no cost or expense to Mortgagor and shall not affect Mortgagor’s rights or obligations hereunder or under any of the other Loan Documents. Mortgagor hereby absolutely and irrevocably appoints Mortgagee as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirably to effect the aforesaid severance, Mortgagor ratifying all that its said attorney shall do by virtue thereof; provided, however, that Mortgagee shall not make or execute any such documents under such power until three (3) days after notice has been given to Mortgagor by Mortgagee of Mortgagee’s intent to exercise its rights under such power.

[THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first written above.

MORTGAGOR:

MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership

By:	AHT Res II GP, Inc., a Virginia corporation
Its:	General Partner

	By:	/s/ David S. McKenney
	Name:	David S. McKenney
	Title:	Vice President

Signed and Delivered in the Presence of:

/s/ Robin M. Broughton
Print Name: Robin M. Broughton

/s/ David Buckley
Print Name: David Buckley

WITNESSES

COMMONWEALTH OF VIRGINIA

CITY OF RICHMOND

The foregoing instrument was acknowledged before me this 8 day of November, 2004, by David S. McKenney, to me personally known, who, being by me duly sworn, did say that he is the Vice President of AHT Res II GP, Inc., a Virginia corporation, the general partner of MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership. Personally known to me or has produced drivers license as identification.

Print of Stamp

	Name:	/s/ Terry Hines
Notary Public
(NOTARIAL SEAL)

My Commission Expires:	April 30, 2008

My Serial No. is:

EXHIBIT A

Legal Description

EXHIBIT B

Loan Documents

Mortgaged Property

1.	8365 Dix Ellis Trail, Jacksonville, Florida 32256

Other Mortgaged Properties

1.	321 E. Huntington Drive, Arcadia, California 91006

2.	10 Morgan Street, Irvine, California 92618

3.	530 Lake Cook Road, Deerfield, Illinois 60015

4.	600 Swedesford Road, Berwyn, Pennsylvania 19312

5.	150 Stoneridge Drive, Columbia, South Carolina 29210

6.	2000 Veasley Street, Greensboro, North Carolina 27407

7.	5050 Ulmerton Road, St. Petersburg, Florida 33760

8.	525 Northwest 77th Street, Boca Raton, Florida 33487

9.	7230 Plantation Road, Pensacola, Florida 32504

10.	2551 S. Loop 289, Lubbock, Texas 79423

Contemporaneous Notes

1.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Arcadia, California (Loan Number 50-2827814)

2.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Irvine, California (Loan Number 50-2827815)

3.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Clearwater/St Petersburg, Florida (Loan Number 50-2827821)

4.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Boca Raton, Florida (Loan Number 50-2827822)

5.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Pensacola, Florida (Loan Number 50-2827823)

6.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Chicago-Deerfield, Illinois (Loan Number 50-2827816)

7.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Greensboro, North Carolina (Loan Number 50-2827819)

8.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Philadelphia/Berwyn, Pennsylvania (Loan Number 50-2827817)

9.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Spartanburg/Columbia, South Carolina (Loan Number 50-2827818)

10.	Promissory Note from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, to Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Lubbock, Texas (Loan Number 50-2827824)

Contemporaneous Security Instruments

1.	Deed of Trust, Security Agreement and Fixture Filing from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Arcadia, California (Loan Number 50-2827814)

2.	Deed of Trust, Security Agreement and Fixture Filing from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Irvine, California (Loan Number 50-2827815)

3.	Mortgage and Security Agreement from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Clearwater/St Petersburg, Florida (Loan Number 50-2827821)

4.	Mortgage and Security Agreement from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Boca Raton, Florida (Loan Number 50-2827822)

5.	Mortgage and Security Agreement from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Pensacola, Florida (Loan Number 50-2827823)

6.	Mortgage and Security Agreement from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Chicago-Deerfield, Illinois (Loan Number 50-2827816)

7.	Deed of Trust, Security Agreement and Fixture Filing from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Greensboro, North Carolina (Loan Number 50-2827819)

8.	Open-End Mortgage and Security Agreement from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Philadelphia/Berwyn, Pennsylvania (Loan Number 50-2827817)

9.	Mortgage and Security Agreement from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Spartanburg/Columbia, South Carolina (Loan Number 50-2827818)

10.	Deed of Trust, Security Agreement and Fixture Filing from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Lubbock, Texas (Loan Number 50-2827824)

Contemporaneous Assignments

1.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National

Association, a national banking association, secured by Residence Inn, Arcadia, California (Loan Number 50-2827814)

2.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Irvine, California (Loan Number 50-2827815)

3.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Clearwater/St Petersburg, Florida (Loan Number 50-2827821)

4.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Boca Raton, Florida (Loan Number 50-2827822)

5.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Pensacola, Florida (Loan Number 50-2827823)

6.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Chicago-Deerfield, Illinois (Loan Number 50-2827816)

7.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Greensboro, North Carolina (Loan Number 50-2827819)

8.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Philadelphia/Berwyn, Pennsylvania (Loan Number 50-2827817)

9.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Spartanburg/Columbia, South Carolina (Loan Number 50-2827818)

10.	Assignment of Leases, Rents and Profits from Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, in favor of Wachovia Bank, National Association, a national banking association, secured by Residence Inn, Lubbock, Texas (Loan Number 50-2827824)